                                                                    EXHIBIT 4.31

                       [Translated from Chinese Original]
                            SHARE TRANSFER AGREEMENT

This Share Transfer Agreement is entered into by the following Parties on September 10, 2007:

CHEN WU (the "TRANSFEROR"),
Address: Room 616, Tower A, COFCO Plaza, 8 Jianguomennei Avenue, Beijing, the People's Republic of China (the "PRC")
ID Number: 110108194912048913; and

WANG JUN (the "TRANSFEREE")
Address: 9/F., Tower C, Corporation Mansion, No.35 Financial Street, Xicheng District, Beijing, the PRC
ID Number: 370102197012163311

WHEREAS:

1. Beijing Glory, Ltd. (the "Company") is a limited liability company registered in Beijing, PRC in compliance with law of China, and its registered capital is RMB 1,000,000.

2. The Transferor is the beneficiary owner of 55% of equity shares of the Company, and have paid up its contributions.

3. The Transferor desires to sell to the Transferee, and the Transferee desires to purchase from the Transferor, all shares of the Company owned by the Transferor, representing 55% of the total share capital of the Company.

NOW, THEREFORE, after friendly consultations conducted in accordance with the principles of equality, the Transferor and the Transferee hereby agree as follows:

                           ARTICLE 1. TRANSFER SUBJECT

1.1 Subject to the terms and conditions of this Agreement, the Transferor agrees to sell the Shares to the Transferee, and the Transferee agrees to purchase the shares representing the registered capital of RMB 550,000 (55% in the total registered capital of the Company) which has been paid up by the Transferor and all the rights and benefits belonging to such shares (collectively "Shareholder's Equity").

                      ARTICLE 2. CONSIDERATION AND PAYMENT

2.1 Transfer consideration: The Transferee shall pay RMB 550,000
("Consideration") to the Transferor to the account designated by the Transferee, as the consideration for the Shareholder's Equity transferred by the Transferor to the Transferee pursuant to this Agreement.

2.2 Date of Payment: the Transferee shall pay the Consideration to the Transferor within thirty days after the execution of this Agreement.

                            ARTICLE 3. SHARE TRANSFER

3.1 For the purpose of this Agreement, the Completion Day referred to herein shall mean the date of completing the procedures of changing the registration of Party D's shares at the industry and commerce authorities ("Completion Day"). From the Completion Day of shares transfer, Party C shall enjoy all the rights and perform all the obligations hereunder within the scope of the transferred shares which have once been enjoyed or performed by Party B.

3.2 The Parties shall take all the necessary actions to assist Party B and Party C in completing all the necessary procedures of shares transfer until the Completion Day.

3.3 All the expenses and the taxation incurred from this Shares Transfer shall be borne by the Parties respectively in accordance with laws.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

4.1 The Transferor represents and warrants to the Transferee unconditionally and irrevocably:

4.1.1 The Transferor is the legal and actual owner of the Shareholder's Equity, which is free and clear of any lien, pledge, claim, or the securities or the right of third parties, and is not subject to any binding of priority right (including but not limited to the right of first refusal and the right of first purchase). The Shareholder's Equity after transferred to the Transferee will not be claimed by any third party.

4.1.2 The Company is a limited liability company duly incorporated and validly existing under the laws of China. The share transfer hereunder will not contravene any provision of the Articles of Association of the Company.

4.1.3 The execution by the Transferor of this Agreement and the completion of the transaction hereunder does not lead to the violation, cancellation or termination of any Agreement it has executed, or any branch of any agreement, undertaking or other formal document.

4.1.4 The warranty and representation made by the Transferor and the statement relevant to this transfer is true, accurate, and complete as of the date of this Agreement, without any concealment or misleading content.

4.2 The Transferee represents and warrants to the Transferor unconditionally and irrevocably:

4.2.1 The execution by the Transferee of this Agreement and the completion of the transaction hereunder does not lead to the violation, cancellation or termination of any

Agreement it has executed, or any branch of any agreement, undertaking or other formal document.

4.2.2 The warranty and representation made by the Transferor and the statement relevant to this transfer is true, accurate, and complete as of the date of this Agreement, without any concealment or misleading content.

                               ARTICLE 5. NOTICES

Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing. Notices hereunder shall be sent to the other party's address and/or number, by ways of personal delivery, prepaid registered airmail, acknowledged carrier or fax. Such notices shall be deemed to have been effectively given on the following dates: (1) notices delivered by person shall be deemed to have been effectively served on the date of personal delivery; (2) notices sent by prepaid registered airmail shall be deemed to have been effectively served on the seventh day after the day they were delivered for mailing (as indicated by the postmark); (3) notices sent by courier service shall be deemed to have been effectively served on the third day after they were delivered to an acknowledged courier; (4) notices sent by facsimile shall be deemed to have been effectively served on the first working day after being transmitted.

                          ARTICLE 6. DISPUTE RESOLUTION

After the execution of this Agreement, if either Party breaches or fails to perform any of its obligations hereunder, such Party shall bear the liability for breach, and bear all the economic losses of the other Party incurred from such.

                            ARTICLE 7. APPLICABLE LAW

7.1 This Agreement shall be governed by and construed under the laws of China.

7.2 If any provision of this Agreement is determined as invalid or unenforceable by relevant effective laws and regulations, but does not affect the effectiveness of this Agreement, the remaining provisions of this Agreement will not be affected. The Parties shall revise such invalid or unenforceable provision pursuant to the relevant effective laws and regulations to make it a valid provision, which should reflect the principle and spirit of this Agreement to the greatest extent.

                 ARTICLE 8.EFFECTIVENESS AND DISPUTE RESOLUTION

8.1 This Agreement shall become effective after the execution of the Parties.

8.2 Any dispute arises from the interpretation or performance of terms hereof by the parties, shall be settled through friendly consultation. If the parties fail to make a written agreement after consultation, the dispute shall be submitted for arbitration in accordance with the agreement. The arbitration shall be final and exclusive. Unless otherwise expressly stipulated herein, any party waives expressly its right to submit a dispute to court for a legal action, and the waiver is irrevocable. The Parties hereby exclude any rights of appeals to any court on the merits of the dispute subject to arbitration.

8.3 Arbitration shall be submitted to China International Economic and Trade Arbitration Committee ("Arbitration Committee") to be arbitrated in accordance with then-in-force arbitration rules. The place of arbitration shall be Beijing. Unless otherwise stipulated in the arbitration award, the arbitration fee (including reasonable attorney fees and expenses) shall be borne by the losing party.

                             ARTICLE 9.MISCELLANEOUS

9.1 The failure or delay of any party hereof to exercise any right hereunder shall not be deemed as a waiver thereof, nor any single or partial exercise of any right preclude further exercise thereof in future by the party.

9.2 The headings of articles herein are provided for the purpose of index. Such headings shall in no event be used or affected interpretations of the terms herein.

9.3 Each party hereunder concludes the agreement with legal purpose. Each term hereof is severable and independent from the others. If at any time one or more of such terms is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms hereof shall not in any way be affected thereby; and the parties shall make every endeavor to negotiate and arrive at new terms to substitute the invalid, illegal and unenforceable terms, and preserve as near as possible business purposes of the original terms.

9.4 This Agreement shall bind the legal transferees of the Parties.

9.5 Matters not covered in the agreement shall be dealt with in a supplementary agreement. The supplementary agreement shall only be effective in written form, with the signatures of the Parties.

9.6 The agreement is executed in four original copies, and are equally authentic. Each party hereto shall hold one copy, and the remaining two shall be used for relevant legal procedures.

(The reminder of this page is intentionally left blank.)

(Execution Page)

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the date first written above.




Transferor: Chen Wu



-------------------
(signature)



Transferee: Wang Jun



-------------------
(signature)